EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 16, 2007, by and among Cleveland BioLabs, Inc., a Delaware corporation, with headquarters located at 11000 Cedar Ave., Suite 290, Cleveland, Ohio 44106 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B. The Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designation for such series of preferred stock (the "Certificate of Designations") in the form attached hereto as Exhibit A (together with any share of convertible preferred stock issued in replacement thereof in accordance with the terms thereof, the "Preferred Shares"), which Preferred Shares shall be convertible into the Company's common stock, par value $0.005 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations.

C. Each Buyer (other than the Agent (as defined below) and the Non-Convertible Buyers (as defined below)) (collectively, as identified on the Schedule of Buyers, the "Convertible Buyers") wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Preferred Shares (the "Investor Convertible Preferred Shares") set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 2,376,000) (the shares of Common Stock issuable upon conversion thereof, collectively, the "Investor Convertible Conversion Shares") and (ii) Series B Warrants in substantially the form attached hereto as Exhibit B-1 (the "Investor Convertible Warrants") to acquire up to that number of shares of Common Stock (the shares of Common Stock issuable upon exercise thereof, collectively, the "Investor Convertible Warrant Shares") as set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, with each two (2) Investor Convertible Preferred Shares and Investor Convertible Warrant with respect to the right to acquire one (1) Investor Convertible Warrant Share (each, a "Convertible Unit") constituting an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code, as amended (the "Code"), as described below.

D. Each Buyer (other than the Agent (as defined below) and the Convertible Buyers) (collectively, as identified on the Schedule of Buyers, the "Non-Convertible Buyers") wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the following securities, which are not convertible or exercisable into Common Stock until the Stockholder Approval Date (as defined below), (i) that aggregate number of Preferred Shares (the "Investor Non-Convertible Preferred Shares", and together with the Investor Convertible Preferred Shares, the "Investor Preferred Shares") set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (which aggregate number for all Buyers shall be 1,912,712) (the shares of Common Stock issuable upon conversion thereof, collectively, the "Investor Non-Convertible Conversion Shares", and together with the Investor Convertible Conversion Shares, the "Investor Conversion Shares") and (ii) Series B Warrants in substantially the form attached hereto as Exhibit B-1 (the "Investor Non-Convertible Warrants", and together with the Investor Convertible Warrants, the "Investor Warrants") to acquire up to that number of shares of Common Stock (the shares of Common Stock issuable upon exercise thereof, collectively, the "Investor Non-Convertible Warrant Shares", and together with the Investor Convertible Warrant Shares, the "Investor Warrant Shares") as set forth opposite such Buyer's name in column (6) on the Schedule of Buyers, with each two (2) Investor Non-Convertible Preferred Shares and Investor Non-Convertible Warrant with respect to the right to acquire one (1) Investor Non-Convertible Warrant Share (each, a "Non-Convertible Unit", and together with the Convertible Units, each a "Unit") constituting an "investment unit" for purposes of Section 1273(c)(2) of the Code, as described below.

E. Sunrise Securities Corp. ("Sunrise"), which is a Buyer hereunder, has agreed to act as placement agent in connection with the transactions contemplated by this Agreement and, subject to the closing of the transaction contemplated hereby, the Company agreed to issue to Sunrise and/or its designees and certain other placement agents set forth on the Schedule of Buyers (collectively, the "Agents") the following securities, which are not convertible or exercisable into Common Stock until the Stockholder Approval Date, (i) that aggregate number of Preferred Shares (the "Agent Preferred Shares", and together with the Investor Non-Convertible Preferred Shares, the "Non-Convertible Preferred Shares") set forth opposite such Agent's name in column (5) on the Schedule of Buyers (the shares of Common Stock issuable upon conversion thereof, collectively, the "Agent Conversion Shares", and together with the Investor Conversion Shares, the "Conversion Shares"), (ii) Series B Warrants in substantially the form attached hereto as Exhibit B-1 (the "Agent Warrants") to acquire up to that number of shares of Common Stock (the shares of Common Stock issuable upon exercise thereof, collectively, the "Agent Warrant Shares") as set forth opposite such Agent's name in column (6) on the Schedule of Buyers and (iii) Series C Warrants in substantially the form attached hereto as Exhibit B-2 (the "Retainer Warrants", and together with the Agent Warrants and the Investor Non-Convertible Warrants, the "Non-Convertible Warrants" and together with the Investor Convertible Warrants, the "Warrants") to acquire up to that number of shares of Common Stock (the shares of Common Stock issuable upon exercise thereof, collectively, the "Retainer Warrant Shares", and together with the Agent Warrant Shares and the Investor Warrant Shares, the "Warrant Shares") as set forth opposite such Agent's name in column (7) on the Schedule of Buyers. For the avoidance of doubt, the amount of securities set forth opposite each Agent's name in the Schedule of Buyers (to the extent such Agent has elected to have each of the foregoing commissions paid in such securities) represents (a) a commission to be paid to each such Agent (and/or its designees) in such number of units (comprised of two (2) Agent Preferred Shares and one (1) Agent Warrant exercisable into one (1) Agent Warrant Share) equal to the quotient of (i) 8% of the aggregate Purchase Price of the Units placed by such Agent, divided by (ii) $12.88 and (b) an additional commission to be paid to each such Agent (and/or its designees) as (x) in the case of Sunrise, Retainer Warrants and (y) in the case of any Agent other than Sunrise, additional Agent Warrants, in each case, exercisable into such number of Warrant Shares equal to the quotient of (i) 8% of the aggregate Purchase Price of the Units placed by such Agent, divided by (ii) $7.00.

F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

G. The Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares and the Units are collectively referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.     PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS.

(a) Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer (other than the Agents), and each Buyer (other than the Agents) severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) if such Buyer is a Convertible Buyer, the number of Investor Convertible Preferred Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, along with Investor Convertible Warrants to acquire that number of Investor Convertible Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, or (y) if such Buyer is a Non-Convertible Buyer, the number of Investor Non-Convertible Preferred Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, along with Investor Non-Convertible Warrants to acquire that number of Investor Non-Convertible Warrant Shares as is set forth opposite such Buyer's name in column (6) on the Schedule of Buyers. Concurrently with the issuance of the Investor Preferred Shares and the Investor Warrants, the Company shall issue to each Agents (and/or its designees), and such Agent (and/or its designees) agrees to accept from the Company on the Closing Date (as defined below), collectively, the number of Agent Preferred Shares as is set forth opposite such Agent's name in column (5) on the Schedule of Buyers, along with Agent Warrants to acquire that number of Agent Warrant Shares as is set forth opposite such Agent's name in column (6) on the Schedule of Buyers and the Retainer Warrants to acquire that number of Retainer Warrant Shares as is set forth opposite such Agent's name in column (7) on the Schedule of Buyers.

(b) Closing. The closing (the "Closing") of the acquisition of the Preferred Shares and the Warrants by the Buyers shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof after the notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date and time as is mutually agreed to by the Company and each Buyer).

(c) Purchase Price. The aggregate purchase price for the Preferred Shares and the Warrants to be purchased by each Buyer (the "Purchase Price") shall be the amount set forth opposite such Buyer's name in column (8) on the Schedule of Buyers. Each Buyer (other than the Agents) shall pay $14.00 for each Unit to be purchased by such Buyer at the Closing. The Buyers and the Company agree that each Unit constitutes an "investment unit" for purposes of Section 1273(c)(2) of the Code. The Buyers (other than the Agents) and the Company mutually agree that the allocation of the issue price of each such Unit between the Preferred Shares and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be the Purchase Price in full allocated to the Preferred Shares and no portion of the Purchase Price allocated to the Warrants, and neither the Buyers (other than the Agents) nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes. The Units shall not constitute securities separate from the Preferred Shares and Warrants and shall not be represented by certificates or other instruments. The Agent Preferred Shares, Agent Warrants and Agent Retainer Shares shall be issued to each Agent (or its designees) in exchange for placement agent services rendered in connection with the transactions contemplated hereby and without any additional cash consideration to be paid to the Company.

(d) Form of Payment. On the Closing Date, (A) each Buyer (other than the Agents) shall pay its portion of the Purchase Price to the Company for the Preferred Shares and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (B) the Company shall deliver to (x) each Convertible Buyer, the Investor Convertible Preferred Shares (in such denominations as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers), along with the Investor Convertible Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers), (y) each Non-Convertible Buyer, the Investor Non-Convertible Preferred Shares (in such denominations as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers), along with the Investor Non-Convertible Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Buyer's name in column (6) on the Schedule of Buyers), and (z) each Agent, the Agent Preferred Shares (in such denominations as is set forth opposite such Agent's name in column (5) on the Schedule of Buyers), along with the Agent Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Agent's name in column (6) on the Schedule of Buyers) and the Retainer Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Agent's name in column (7) on the Schedule of Buyers), each duly executed on behalf of the Company and registered in the name of such Buyer or its designees.

2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a) Organization; Authority; Legal Capacity.

(i) If such Buyer is a legal entity, such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(ii) If such Buyer is a natural person, such Buyer has the legal capacity and right to execute, deliver, enter into, consummate and perform the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer is (i) acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares, and (iii) upon exercise of the Warrants will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the foregoing representations, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to resell or distribute any of the Securities.

(c) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (or to the extent such Buyer is a resident of Canada, of that term as defined under applicable Canadian securities laws), and shall be an "accredited" investor at the time of any conversion by such Buyer of any of the Preferred Shares or exercise by such Buyer of any of the Warrants. Such Buyer has such knowledge and experience in financial and business matters that such Buyer is capable of evaluating the merits and risks of its investment in the Securities.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement or in the Retainer Warrants: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144") or any other exemption from such registration or may be sold, assigned or transferred pursuant to Rule 144(k), or (C) such Buyer provides the Company with reasonable assurance that such Securities either are being (or have been) sold, assigned or transferred pursuant to Rule 144 or can be sold, assigned or transferred pursuant to Rule 144(k); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Section 2(g).

(h) Legends.

(i) Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the resale of the applicable Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities is being made under the applicable requirements of Rule 144 of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k). Such Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed only (x) pursuant to a registration statement effective under the 1933 Act and in accordance with the plan of distribution contained therein, (y) pursuant to a transaction exemption from registration under the 1933 Act and any applicable state securities laws, in which such Buyer's rights under the Registration Rights Agreement with respect to such Securities are assigned to the Transferee in accordance with the terms of the Registration Rights Agreement, or (z) in a transaction pursuant to Rule 144 (including Rule 144(k)).

(ii) Such Non-Convertible Buyer and Agent understands that until the Stockholder Approval Date, the certificates or other instruments representing the Non-Convertible Preferred Shares and Non-Convertible Warrants shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE [CONVERTED][EXERCISED] UNTIL THE STOCKHOLDER APPROVAL DATE (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT, DATED MARCH 16, 2007, BY AND AMONG THE COMPANY AND THE BUYERS PARTY THERETO).

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities upon request at any time following the Stockholder Approval Date.

(i) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated hereby or in the other Transaction Documents or the authority or ability of such Buyer to perform its obligations under the Transaction Documents.

(k) Residency. Such Buyer is a resident of that jurisdiction set forth opposite such Buyer's name in column (2) on the Schedule of Buyers.

(l) Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any purchase or sale of Common Stock (including, without limitation, any Short Sales (as defined below) involving the Company's securities) since the date that such Buyer first became aware of the transactions contemplated hereby. For purposes of this Section, "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 of Regulation SHO adopted under the 1934 Act (as defined in Section 3(f) below) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement. Such Buyer covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the securities of the Company (including Short Sales) prior to the filing of the 8-K Filing (as defined below).

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. Each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, other than a publicly traded entity of which the Company directly or indirectly owns less than 5% of the outstanding equity) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's board of directors and (other than the Stockholder Approval and related filing (as set forth in Section 4(m)), the 8-K Filing (as set forth in Section 4(i)), the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement and the Retainer Warrants and any other filings as may be required by any state or foreign securities agencies, the National Association of Securities Dealers, Inc. or the Principal Market (as defined in Section 3(d)) or the Boston Stock Exchange, no further filing, consent, or authorization is required by the Company, except as set forth on Schedule 3(b), its board of directors or its stockholders with respect to the transactions contemplated hereby. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity, applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies or as indemnification or contribution may be limited by the securities laws and public policy relating thereto and subject to Schedule 3(b). The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(c) Issuance of Securities. The issuance of the Preferred Shares and the Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be free from all taxes, liens and charges with respect to the issue thereof, and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals at least 130% of the sum of (i) the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) the maximum number of shares of Common Stock then issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). Upon issuance or conversion in accordance with the Certificate of Designations or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities to each of the Buyers is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, the Warrants, and reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(r)) of the Company or any certificate of incorporation, certificate of formation, any certificate of designations or other constituent document of any of its Subsidiaries, any capital stock of the Company or Bylaws (as defined in Section 3(r)) or the Certificate of Designations or Existing Certificates of Designations (as defined in Section 3(r)) of the Company or any of its Subsidiaries bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to Schedule 3(d), result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the "Principal Market")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect..

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for any such consent, authorization, order, filing or registration contemplated hereby or by any of the other Transaction Documents. Except as set forth on Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain on or prior to the Closing Date pursuant to the preceding sentence shall have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, except as set forth on Schedule 3(f), no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Restricting Third Parties; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor, to the Company's knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. To the extent the Company has entered into any agreement with any third party (a "Restricting Third Party") that would otherwise restrict or prevent the Company from consummating the transactions contemplated hereby without breaching the provisions thereof, the Company has received a written release of such Restricting Third Party on or prior to the date hereof. The Buyers shall not be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby or any fees or other amounts payable to any Restricting Third Party. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Agents as placement agents in connection with the sale of the Securities. Other than as set forth on Schedule 3(g), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent other than the Agents in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares, and, the Warrant Shares issuable upon exercise of the Warrants, will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares, all in accordance with this Agreement and the Certificate of Designations and subject to the limitations set forth therein, and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and subject to the limitations set forth therein.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation which to the extent any such provision would limit, prevent or otherwise restrict any of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities in accordance with the terms thereof and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements. During the period beginning on the date of the effectiveness of the Company's registration statement on Form SB-2 relating to its initial public offering of Common Stock through the date hereof, the Company has timely filed (which, for avoidance of doubt, include, any filing made within an extension of time pursuant to rule 12b-25 under the 1934 Act (as defined below)), all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof, as amended from time to time, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system that have been requested by each Buyer. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (or, if amended thereafter, as so amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements were prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.

(l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since September 30, 2006, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. Except as disclosed in Schedule 3(l), since September 30, 2006, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $250,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not, be Insolvent (as defined below). For purposes of this Section 3(l), "Insolvent" means, with respect to any Person (as defined in Section 3(s)) (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth on Schedule 3(m), no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, except which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, the Certificate of Designations, the Existing Certificate of Designations, any other certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the material rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the period beginning on the date of effectiveness of the Company's Registration Statement on Form SB-2 relating to its initial public offering of Common Stock through the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such revocation or modification would not have a Material Adverse Effect..

(o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q) Transactions With Affiliates. Except as set forth on Schedule 3(q) or in the SEC Documents or in the Company's Registration Statement on Form SB-2 (File No. 333-136904)(including, without limitation, the prospectus contained therein, dated September 21, 2006, as supplemented prior to the date hereof)(the "2006 Registration Statement"), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of March 13, 2007, the authorized capital stock of the Company consisted of (i) 40,000,000 shares of Common Stock, of which, 11,889,099 are issued and outstanding and 1,333,209 shares are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) (x) 10,000,000 shares of Preferred Stock (the "Existing Preferred Stock", and the certificates of designations with respect to such Existing Preferred Stock, the "Existing Certificates of Designations"), of which none are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3(r): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the material terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except as set forth on Schedule 3(s) or set forth in the SEC Documents or the 2006 Registration Statement, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, except which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries that are material to the business of the Company and its Subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its Subsidiaries, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, original works of authorship, trade secrets and other intellectual property rights and all applications related thereto ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. None of the Company's or its Subsidiaries' Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which would reasonably be expected to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) [Intentionally Omitted]

(aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all material foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) to the extent required by GAAP, has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective to providing reasonably assurance that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof the Company has not received any notice or correspondence from its independent public accountants to the effect that there is a "material weakness" in the internal accounting controls of the Company.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer to each of the Buyers of the Preferred Shares and Warrants to be sold to such Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Acknowledgement Regarding Buyers' Trading Activity. It is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term after the filing of the 8-K Filing; (ii) that any Buyer, and counterparties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counterparty in any "derivative" transaction as a result of engaging in such transaction with such counterparty. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times after the filing of the 8-K Filing and during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Certificate of Designations, the Warrants or any of the documents executed in connection herewith.

(gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or (ii) other than the Agents, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

(hh) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Preferred Shares or Warrants remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer's request.

(ii) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information, except information relating to the transactions contemplated hereby and such information as will be disclosed in the 8-K Filing. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is does not contain any untrue statement of a material fact or, considered in the aggregate, omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or either of their respective businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, required public disclosure in a filing by the Company under the 1934 Act prior to the date of this Agreement, but which has not been so publicly disclosed.

4.     COVENANTS.

(a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 4, 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action, at the Company's sole expense, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification) and the applicable securities laws of Canada, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. At the Company's sole expense, the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States and the applicable securities laws of Canada following the Closing Date.

(c) Reporting Status. Until the date on which the Buyers shall have sold all the Conversion Shares and Warrant Shares, and none of the Preferred Shares or Warrants is outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (other than Current Reports on Form 8-K that are required solely pursuant to Items 1.01, 1.02, 2.03, 2.04, 2.05, 2.06 or 5.02(e) of Form 8-K), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions reasonably necessary to cause it to become eligible to register the Conversion Shares and Warrant Shares for resale by the Buyers on Form S-3.

(d) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital purposes, but not for (A) repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (B) redemption or repurchase of any of its or its Subsidiaries' equity securities.

(e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless available through Bloomberg Financial Markets, on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks' authorization for quotation on the Principal Market or another Eligible Market (as defined in the Certificate of Designations). Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (or such other Eligible Market). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees.

(i) The Company shall be responsible for the payment of any placement agent's fees or commissions, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Schulte Roth & Zabel LLP, counsel to Sunrise, not to exceed $95,000, and any fees or commissions payable to the Agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(ii) So long as any Warrants remain outstanding, Sunrise is hereby appointed by the Company as exclusive management agent regarding all exercises of the Warrants (which for purposes of this Section 4(g) shall not include the Retainer Warrants) and/or any of the Company's exchanges, swaps, purchases and/or any other related agreements with respect to such Warrants (individually a "Warrant Transaction", and collectively, "Warrant Transactions"). In connection with the consummation of each Warrant Transaction (the date of consummation, the "Warrant Transaction Closing Date"), the Company shall pay to Sunrise warrant management fees ("Warrant Management Fees") as follows: (1) with respect to each Warrant Transaction in the form of a cash exercise of one or more of the Warrants, then the Company shall pay to Sunrise a cash fee equal to three and one half percent (3.5%) of the Aggregate Exercise Price (as defined in the applicable Warrant) received by the Company in such Warrant Transaction and (2) with respect to each Warrant Transaction in which the Company purchases one or more Warrants from the holders of such Warrants for cash (such payment, the "Company Warrant Redemption Payment"), the Company shall pay Sunrise a cash fee equal to three and one half percent (3.5%) of the Company Warrant Redemption Payment in each such Warrant Transaction and (3) with respect to the exercise by Warrant holders of one or more Warrants pursuant to a Cashless Exercise (as defined in the Warrants) or if the Company exchanges or swaps (or any other related agreements) (each, an "Exchange") one or more of the Warrants into other securities of the Company (e.g. including, but not limited to shares of Common Stock of the Company) (collectively, the "Exchange Securities"), the Company shall pay Sunrise a fee payable (x) if pursuant to a Cashless Exercise, in Common Stock or (y) if pursuant to an Exchange, in Exchange Securities, equal to three and one half percent (3.5%) of the total number of shares of Common Stock or Exchange Securities, as applicable, issuable pursuant to the Warrants surrendered or cancelled or exchanged in such Warrant Transaction (without regard to any limitations on exercise set forth therein) and such Common Stock and Exchange Securities (and any Common Stock issuable upon exercise or conversion of such Exchange Securities, if any) to be issued to Sunrise shall be deemed to be "Restricted Securities" for purposes of Section 8 of the Retainer Warrants. On the third Business Day after the end of the calendar month in which such Warrant Transaction occurs, the Company shall deliver to Sunrise (x) the applicable Warrant Management Fees for such calendar month and (y) a certificate executed by an executive officer of the Company certifying the following as true and accurate as of such date: (I) the calculation of such Warrant Management Fee and (II) a description in reasonable detail of each such Warrant Transaction that occurred in such calendar month.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Certificate of Designations, the form of Warrant, and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer or as may be required under the terms of the Transaction Documents. If a Buyer has received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it may provide the Company with written notice thereof. The Company shall, within five (5) Trading Days (as defined in the Certificate of Designations) of receipt of such notice, make public disclosure of such material, nonpublic information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

(j) Additional Registration Statements. Without the prior written consent of the holders of a majority of the Registrable Securities, until the earlier to occur of (i) such date whereafter all Registrable Securities shall be registered in a registration statement under the 1933 Act that has been declared effective by the SEC and (ii) date that is 180 calendar days after the Initial Effective Date (as defined in the Registration Rights Agreement), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities; provided, however, that nothing herein shall be deemed to prohibit the Company from amending the 2006 Registration Statement (or supplementing the prospectus contained therein), provided that neither the amendment nor the prospectus supplement increases the aggregate number of shares of Common Stock registered pursuant to such 2006 Registration Statement.

(k) Additional Preferred Shares; Variable Securities; Dilutive Issuances.

(i) So long as any Buyer beneficially owns any Securities, the Company will not, without the prior written consent of Buyers holding a majority of the Preferred Shares, issue any shares of Series B Preferred Stock (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations or the Warrants. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a conversion, exchange or exercise price which varies or may vary after issuance with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Shares are convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as such term is defined in the Certificate Designation and the Warrants) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Preferred Shares or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market (without giving effect to (x) the Exchange Cap provisions set forth in the Certificate of Designations and the Warrants or (y) the floor price provisions specified in Section 2(a)(vi) of the Warrants).

(ii) Until the Stockholder Approval Date, the Company will not, directly or indirectly, issue or sell any of its Common Stock or Options (as defined in the Warrants) or Convertible Securities (as defined in the Warrants) (other than Common Stock issuable upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Closing Date and such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date), including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock, if the effect of such issuance or sale would result in the shares of Common Stock subject to the Voting Agreements (as defined below) to fail to sufficient in and of themselves to obtain the Stockholder Approval (as defined below).

(l) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall maintain its corporate existence and not sell all or substantially all of the Company's assets and not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

(m) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the sum of (i) the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) the maximum number of shares of Common Stock then issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which initially shall be promptly called and held not later than June 20, 2007 (the "Stockholder Meeting Deadline"), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions (the "Resolutions") providing for the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval" and the date such approval is obtained, the "Stockholder Approval Date"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of the Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held each three month period thereafter until such Stockholder Approval is obtained.

5.     REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person, the number of Conversion Shares issuable upon conversion of the Preferred Shares and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the shares of Common Stock in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares and Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.     CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.     CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents and (B) the Preferred Shares (in such numbers as is set forth across from such Buyer's name in column (3) of the Schedule of Buyers) and the related Warrants (in such numbers as is set forth across from such Buyer's name in column (4) of the Schedule of Buyers) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) Such Buyer shall have received the opinion of Katten Muchin Rosenman LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(c) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(d) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity's jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(e) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Closing Date.

(f) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

(g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(h) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(i) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(j) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

(k) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities to the Buyers.

(l) The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(m) The Company shall have delivered to such Buyer duly executed Voting Agreements, in the form attached hereto as Exhibit H (the "Voting Agreements"), executed by stockholders of the Company holding at least 51% of the voting capital stock of the Company as of the Closing Date.

(n) The Company shall have delivered to Sunrise the duly executed Indemnity Agreement, in the form attached hereto as Exhibit I (the "Indemnity Agreement").

8.     TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9.     MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature transmitted by facsimile or other electronic transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Cleveland BioLabs, Inc.
11000 Cedar Ave., Suite 290
Cleveland, Ohio 44106
Telephone:  (216) 229-2251
Facsimile:    (216) 229-1764
Attention:    Michael Fonstein

With a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone:  (312) 902-5200
Facsimile:    (312) 902-1061
Attention:    Ram Padmanabhan

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Telephone:  (212) 509-4000
Facsimile:    (212) 509-5150
Attention:    Gregory P. Denman

If to a Buyer, to its address and facsimile number set forth on Schedule I attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

    Schulte Roth & Zabel LLP
    919 Third Avenue
    New York, New York 10022
    Telephone: (212) 756-2000
    Facsimile:   (212) 593-5955
    Attention:   Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants). No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that after the Closing, a Buyer may assign some or all of its rights hereunder in connection with transfer of any of its Preferred Shares or Warrants without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, further, that notwithstanding the forgoing, any of the Agents may assign some or all of its rights hereunder in connection with transfer of any of its Preferred Shares or Warrants to any broker-dealer (or any affiliates, officers and/or employees thereof) and/or any related third party approved by the Company and/or any of such Agent's affiliates, officers and/or employees.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. The Company, each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each party hereto recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the other parties hereto. Each party hereto therefore agrees that the other parties hereto shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: Chief Executive Officer & President

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: SUNRISE SECURITIES CORP.

By:	/s/ Marcia Kucher
Name: Marcia Kucher
Title:

[Signature pages of other Buyers intentionally omitted]

SCHEDULE OF BUYERS

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Sunrise Securities Corp.	New York	A	—	—	52,174	26,087	48,000	N/A	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

1625421 Ontario Inc	Ontario	CB	6,700	3,350	—	—	—	$46,900	N/A

Alfred M. Gollomp	New York	CB	2,000	1,000	—	—	—	$14,000	N/A

Andrew C. Hart	New York	CB	20,000	10,000	—	—	—	$140,000	N/A

North Pole Capital Master Fund	Canada	CB	55,000	27,500	—	—	—	$385,000	N/A

CAMHZN Master LDC	Cayman Islands	CB	35,714	17,857	—	—	—	$249,998	N/A

CAMOFI Master LDC	Cayman Islands	CB	3,302	1,651	—	—	—	$23,114	N/A

Daniel J. Arbess	New York	CB	46,000	23,000	—	—	—	$322,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

EGATNIV, LLC	New York	CB	8,002	4,001	—	—	—	$56,014	N/A

Elie Zrihen	Ontario	CB	1,428	714	—	—	—	$9,996	N/A

F Berdon Co LP	New York	CB	42,000	21,000	—	—	—	$294,000	N/A

Hudson Bay Fund L.P.	Delaware	CB	31,500	15,750	—	—	—	$220,500	N/A

Hudson Bay Overseas Fund Ltd	Cayman Islands	CB	38,500	19,250	—	—	—	$269,500	N/A

Iroquois Master Fund Ltd.	Cayman Islands	CB	250,000	125,000	—	—	—	$1,750,000	N/A

J.S.A. Investments, LLC	Nevis	CB	20,000	10,000	—	—	—	$140,000	N/A

Jesselson Grandchildren 12/18/80 Trust	New York	CB	100,000	50,000	—	—	—	$700,000	N/A

JMG Capital Partners, LP	California	CB	280,000	140,000	—	—	—	$1,960,000	N/A

Laffin Ventures Corporation	Florida	CB	35,000	17,500	—	—	—	$245,000	N/A

Perceptive Life Sciences Master Fund, Ltd	New York	CB	285,000	142,500	—	—	—	$1,995,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Peter M. Yu	New York	CB	14,284	7,142	—	—	—	$99,988	N/A

Portside Growth and Opportunity Fund	Cayman Islands	CB	71,000	35,500	—	—	—	$497,000	N/A

Ron Weissberg	Israel	CB	30,000	15,000	—	—	—	$210,000	N/A

Ruth Low	California	CB	100,000	50,000	—	—	—	$700,000	N/A

Sam Fendic	Ontario	CB	53,570	26,785	—	—	—	$374,990	N/A

SDS Capital Group SPC, Ltd	Connecticut	CB	30,000	15,000	—	—	—	$210,000	N/A

SF Capital Partners Ltd.	British Virgin Islands	CB	354,000	177,000	—	—	—	$2,478,000	N/A

Starwood Group, L.P.	New York	CB	71,000	35,500	—	—	—	$497,000	N/A

TCMP[3] Partners	New Jersey	CB	122,000	61,000	—	—	—	$854,000	N/A

UBS O'Connor LLC fbo O'Connor Pipes Corporate Strategies Master Limited	Cayman Islands	CB	100,000	50,000	—	—	—	$700,000	N/A

Uri Rosin	New York	CB	30,000	15,000	—	—	—	$210,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Xerion Partners II Master Fund Limited	Bermuda	CB	140,000	70,000	—	—	—	$980,000	N/A

Aram Openden	Ohio	NCB	—	—	4,000	2,000	—	$28,000	N/A

Basic Investors, Inc.	New York	NCB	—	—	8,000	4,000	—	$56,000	N/A

Bruce Carlow	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Bruce J. & Sandra K. Nielsen Joint Revoc. Trust	Wisconsin	NCB	—	—	4,000	2,000	—	$28,000	N/A

CAMOFI Master LDC	Cayman Islands	NCB	—	—	142,856	71,428	—	$999,992	N/A

Capital Ventures International	New York	NCB	—	—	142,858	71,429	—	$1,000,006	N/A

David Steinharter	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

De Parys Holdings Limited	U.K.	NCB	—	—	3,000	1,500	—	$21,000	N/A

Diane Schwartz	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Douglas Belz	New York	NCB	—	—	8,000	4,000	—	$56,000	N/A

Enable Growth Partners, L.P.	California	NCB	—	—	425,000	212,500	—	$2,975,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Enable Opportunity Partners, L.P.	California	NCB	—	—	50,000	25,000	—	$350,000	N/A

Eric Abitbol	New York	NCB	—	—	5,000	2,500	—	$35,000	N/A

Eric Jacobs	Florida	NCB	—	—	6,000	3,000	—	$42,000	N/A

Frank Bua	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Gary Purcell	New York	NCB	—	—	8,000	4,000	—	$56,000	N/A

Gemini Master Fund, Ltd	California	NCB	—	—	35,714	17,857	—	$250,000	N/A

Ira Openden	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

James & Nancy Pappas	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Jerold Ladin	Illinois	NCB	—	—	4,000	2,000	—	$28,000	N/A

JGB Capital Offshore, Ltd	Cayman Islands	NCB	—	—	8,928	4,464	—	$62,500	N/A

JGB Capital, LP	Delaware	NCB	—	—	26,786	13,393	—	$187,500	N/A

Kathleen Belz	New York	NCB	—	—	24,000	12,000	—	$168,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Lorin Wells	New York	NCB	—	—	10,000	5,000	—	$70,000	N/A

Marc Rubin	Florida	NCB	—	—	2,000	1,000	—	$14,000	N/A

Marilyn S. Adler	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Melchior Ancona	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Michael and Irene Alter	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Nathan Halequa	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Perceptive Life Sciences Master Fund, Ltd	New York	NCB	—	—	107,142	53,571	—	$749,994

Peter Weprin	New York	NCB	—	—	5,000	2,500	—	$35,000	N/A

Pierce Diversified Strategy Master Fund, LLC, Ena	California	NCB	—	—	25,000	12,500	—	$175,000	N/A

PR Diamonds Inc.	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Richard Barber	Texas	NCB	—	—	4,000	2,000	—	$28,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Richard Settducati	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Robert Baffa	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Robert Fuchs	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Robert H. Cohen	New York	NCB	—	—	71,428	35,714	—	$499,996	N/A

Rock Associates	New York	NCB	—	—	7,000	3,500	—	$49,000	N/A

Serafino Barone	New Jersey	NCB	—	—	4,000	2,000	—	$28,000	N/A

Serge Moyal	Ontario	NCB	—	—	3,000	1,500	—	$21,000	N/A

Steven Diamond	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Steven H. Lehmann	New York	NCB	—	—	16,000	8,000	—	$112,000	N/A

Sunrise Equity Partners, L.P.	Delaware	NCB	—	—	600,000	300,000	—	$4,200,000	N/A

TCMP[3] Partners, LP	New Jersey	NCB	—	—	80,000	40,000	—	$560,000	N/A

Thomas Laundrie	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

William Schmidl	Texas	NCB	—	—	20,000	10,000	—	$140,000	N/A

Amnon Mandelbaum	New York	A	—	—	72,771	36,385	60,034	N/A	N/A

Basic Investors, Inc.	New York	A1	—	—	—	12,480	—	N/A	N/A

David Goodfriend	New Jersey	A	—	—	8,086	4,043	6,670	N/A	N/A

Eric Abitbol	New York	A	—	—	228	114	224	N/A	N/A

Financial West Group	California	A2	—	—	—	1,590	—	N/A	N/A

Jeffrey Meyerson	New Jersey	A	—	—	3,293	1,647	3,232	N/A	N/A

Jewish Communal Fund—Bone Marrow Testing Fund #3761	New York	A	—	—	8,000	4,000	—	N/A	N/A

Lucy DaRita	New York	A	—	—	—	—	1,000	N/A	N/A

1  In addition, Basic Investors, Inc. will receive a placement agent fee, payable in cash in lieu of Units, equal to eight percent (8%) of the aggregate amount placed by it.
2  In addition, Reedland Capital Partners, an Institutional Division of Financial West Group, will receive a placement agent fee, payable in cash in lieu of Units, equal to eight percent (8%) of the aggregate amount placed by it.

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Marcia Kucher	New York	A	—	—	—	—	2,000	N/A	N/A

Nathan Low	New York	A	—	—	116,883	58,441	113,759	N/A	N/A

Paul Scharfer	New York	A	—	—	13,766	6,883	13,509	N/A	N/A

Peter Weprin	New York	A	—	—	163	82	160	N/A	N/A

Robert Fuchs	New York	A	—	—	130	65	128	N/A	N/A

Robert Schacter	California	A3	—	—	—	49,563	—	N/A	N/A

Sam Berger	New York	A	—	—	14,804	7,402	14,528	N/A	N/A

Serge Moyal	Ontario	A	—	—	—	—	3,830	N/A	N/A

Thomas Griesel	California	A4	—	—	—	12,390	—	N/A	N/A

	TOTAL	—	2,376,000	1,188,000	2,203,010	1,177,528	267,074	$30,020,988	—

3  In addition, Reedland Capital Partners, an Institutional Division of Financial West Group, will receive a placement agent fee, payable in cash in lieu of Units, equal to eight percent (8%) of the aggregate amount placed by it.
4  In addition, Reedland Capital Partners, an Institutional Division of Financial West Group, will receive a placement agent fee, payable in cash in lieu of Units, equal to eight percent (8%) of the aggregate amount placed by it.

EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B-1	Form of Series B Investor Warrant and Series B Agent Warrant
Exhibit B-2	Form of Series C Retainer Warrant
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Outside Company Counsel Opinion
Exhibit F	Form of Secretary's Certificate
Exhibit G	Form of Officer's Certificate
Exhibit H	Form of Voting Agreement
Exhibit I	Form of Indemnity Agreement